                              RMI TITANIUM COMPANY
                       BARGAINING UNIT EMPLOYEES SAVINGS
                              AND INVESTMENT PLAN


                                 ANNUAL REPORT

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                  EXHIBIT 99.2

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Participants and Administrator
of RMI Titanium Company Bargaining Unit
Employees Savings and Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the financial status of RMI Titanium Company Bargaining Unit Employees Savings and Investment Plan (the Plan) at December 31, 1995 and 1994, and the changes in its financial status for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan Administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Plan Administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is additional information required by the Employee Retirement Income Security Act of 1974 (ERISA). The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for plan benefits of each fund. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


PRICE WATERHOUSE LLP
Pittsburgh, PA
June 18, 1996

                              RMI TITANIUM COMPANY
             BARGAINING UNIT EMPLOYEES SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1995 and 1994


                                              1995         1994
                                           ----------   ----------
Investments, at fair value:

  Fidelity Magellan Mutual Fund            $4,285,185   $3,073,823

  CIGNA Income and Growth Account              35,222       46,470

  CIGNA Stock Market Index Account             51,162       41,900

  CIGNA International Equity Account           82,282      102,446

  RMI Titanium Company Common Stock Account   307,740      193,252

  Participant Loans Receivable                280,127      246,823
                                           ----------   ----------

                                            5,041,718    3,704,714

Investments, at contract value:

  CIGNA Guaranteed "Long-Term" Account      3,365,602    2,708,106
                                           ----------   ----------

  Net assets available for benefits        $8,407,320   $6,412,820
                                           ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN


     Statement of Changes in Net Assets Available for Benefits, with Fund
                                  Information
                      For the Year Ended December 31, 1995


                                   CIGNA       Fidelity     CIGNA        CIGNA        CIGNA        RMI
                                Guaranteed     Magellan   Income &       Stock       Int'l.    Titanium Co.  Participant
                                "Long-Term"  Mutual Fund   Growth     Market Index   Equity    Common Stock     Loans
                                  Account      Account     Account      Account      Account     Account     Receivable     Total
 Employees' contributions       $  553,957   $  426,192    $ 17,793    $  6,680     $ 22,502    $ 15,720     $     --    $1,042,844

 Investment income:
    Interest and dividend
      income                       179,535      245,061          --          --           --          --       22,055       446,651


    Net appreciation
      (depreciation) in fair
      value of investments              --      870,436       6,361      13,425        9,479      90,296           --       989,997
                                ----------   ----------    --------    --------     --------    --------     --------    ----------

                                   179,535    1,115,497       6,361      13,425        9,479      90,296       22,055     1,436,648

    Transfers                      101,400     (108,625)    (35,402)    (10,280)     (52,145)      9,478       51,578       (43,996)
                                ----------   ----------    --------    --------     --------    --------     --------    ----------

       Total net additions
         (deductions)              834,892    1,433,064     (11,248)      9,825      (20,164)    115,494       73,633     2,435,496

 Participants' benefits           (177,396)    (221,702)         --        (563)          --      (1,006)     (40,329)     (440,996)
                                ----------   ----------    --------    --------     --------    --------     --------    ----------

          Total net deductions    (177,396)    (221,702)         --        (563)          --      (1,006)     (40,329)     (440,996)


 Increase (decrease) in net
   assets                          657,496    1,211,362     (11,248)      9,262      (20,164)    114,488       33,304     1,994,500

 Net assets available for
   benefits:
    Beginning of year            2,708,106    3,073,823      46,470      41,900      102,446     193,252      246,823     6,412,820
                                ----------   ----------    --------    --------     --------    --------     --------    ----------

    End of year                 $3,365,602   $4,285,185    $ 35,222    $ 51,162     $ 82,282    $307,740     $280,127    $8,407,320
                                ==========   ==========    ========    ========     ========    ========     ========    ==========


   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN


     Statement of Changes in Net Assets Available for Benefits, with Fund
                                  Information
                      For the Year Ended December 31, 1994


                                   CIGNA       Fidelity     CIGNA        CIGNA        CIGNA        RMI
                                Guaranteed     Magellan   Income &       Stock       Int'l.    Titanium Co.  Participant
                                "Long-Term"  Mutual Fund   Growth     Market Index   Equity    Common Stock     Loans
                                  Account      Account     Account      Account      Account     Account     Receivable     Total
Employees' contributions        $  283,867   $  334,298    $  9,399    $ 3,345      $  9,248     $ 12,875    $     --   $  653,032

Investment income:
  Interest and dividend
   income                          139,908      122,981          --         --            --           --      22,693      285,582


  Net appreciation
   (depreciation) in fair
   value of investments                 --     (180,797)     (3,330)      (662)       (3,850)       1,872          --     (186,767)
                                ----------   ----------    --------   --------      --------     --------    --------   ----------

                                   139,908      (57,816)     (3,330)      (662)       (3,850)       1,872      22,693       98,815

  Transfers                       (146,795)    (116,653)     40,401     18,216        97,048       61,260      14,096      (32,427)
                                ----------   ----------    --------   --------      --------     --------    --------   ----------

    Total net additions            276,980      159,829      46,470     20,899       102,446       76,007      36,789      719,420

Participants' benefits            (134,564)    (110,945)         --         --            --       (2,598)         --     (248,107)
                                ----------   ----------    --------   --------      --------     --------    --------   ----------

       Total net deductions       (134,564)    (110,945)         --         --            --       (2,598)         --     (248,107)

Increase (decrease) in net
 assets                            142,416       48,884      46,470     20,899       102,446       73,409      36,789      471,313

Net assets available for
 benefits:
  Beginning of year              2,565,690    3,024,939          --     21,001            --      119,843     210,034    5,941,507
                                ----------   ----------    --------   --------      --------     --------    --------   ----------

  End of year                   $2,708,106   $3,073,823    $ 46,470   $ 41,900      $102,446     $193,252    $246,823   $6,412,820
                                ==========   ==========    ========   ========      ========     ========    ========   ==========


   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
             BARGAINING UNIT EMPLOYEES SAVINGS AND INVESTMENT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:

ACCOUNTING METHOD

The financial statements of the RMI Titanium Company Bargaining Unit Employees Savings and Investment Plan (the Plan) use the accrual method of accounting.

USE OF ESTIMATES

Generally accepted accounting principles require management to make certain estimates and assumptions relating primarily to the fair market value of certain Plan assets. For additional information on the fair market value of Plan assets, see "Investments" below.

INVESTMENTS

Available investment options are as follows:

   Fidelity Magellan Mutual Fund Account (a mutual fund)
   RMI Titanium Company Common Stock
   CIGNA managed funds:
     Guaranteed "Long-Term" Account (guaranteed investment contracts) Stock Market Index Account
     Income and Growth Account
     International Equity Account

Investments in the Fidelity Magellan Mutual Fund and RMI Titanium Company Common Stock are valued at fair market value based on published quotations. Guaranteed investment contracts are valued at contract value, which approximates market value, and includes approximately $93,000 of unallocated assets as of December 31, 1995. These assets will be allocated in accordance with the participants' elections as of January 1, 1996. Security transactions are recorded as of the settlement date. All CIGNA managed funds are valued by CIGNA and reflect current market value.

FUNDING

The Plan is funded by contributions from the participating employees of RMI Titanium Company (the Company). The costs of administering the Plan and the trust are borne by the Company.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

NOTES TO FINANCIAL STATEMENTS (CONT'D.)

NOTE 2 - DESCRIPTION OF PLAN:

GENERAL

The Plan Sponsor is RMI Titanium Company (the Company). The Company is a successor to entities that have been operating in the titanium industry since 1958. The Company's operations are conducted primarily in one business segment, the production and marketing of titanium metal and related products.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan covering full-time union represented employees who are at least 21 years of age and have one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Participants may contribute from 1% to 15% of salary through payroll deduction. Contributions are directed by the participants into any one or all of the investment options. Participants may change their elections of investment funds by calling CIGNA directly or by completing a change form and submitting it to the employee benefits department at least 15 days in advance. Participants are 100% vested in their accounts at all times.

PAYMENT OF BENEFITS

Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

     Retirement;
     Termination of Employment with the Company;
     or Death

Participants may also make written application to the administrator for withdrawal of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service guidelines in effect at the time of the withdrawal.

PARTICIPANT LOANS RECEIVABLE

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to 50% of the existing account balance. Loan transfers are treated as a transfer to (from) the investment fund from (to) the Participant Loans Receivable fund. Loan terms range from one month to five years and are secured by the balance in the participant account. Loans bear interest at a rate commensurate with the current market rate. Loans made in 1995 bear interest at 8.5%. Interest rates on loans made in 1994 range from 8.75% to 15%. Principal and interest is paid ratably through monthly payroll deductions.

TRANSFERS

Transfers represents net inter-plan transfers.

ADMINISTRATION

The Plan is administered by the Company's Board of Directors. The Board establishes rules of procedures and interprets the provisions of the Plan.

TERMINATION PROVISION

The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested with the amount in his/her individual account which includes earnings on the participants' contributions. The individual accounts of the participants shall continue to be administered by the administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the administrator.

NOTE 3 - INCOME TAXES:

The Internal Revenue Service (IRS) has determined and informed RMI Titanium Company by a letter dated April 30, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code
(IRC). The Plan administrator believes that the Plan is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.

NOTE 4 - RECORDKEEPING

Individual participant account balances, allocation and investment options are maintained by CIGNA based on enrollment and payroll information supplied by the Company.

                                   SCHEDULE I

                                   FORM 5500


           Item 27a - Schedule of Assets Held for Investment Purposes


                              RMI TITANIUM COMPANY

              BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN


                                                                                                                     (e)
                 (b)                                  (c)                                          (d)             CURRENT
(a)           IDENTITY                     DESCRIPTION OF INVESTMENT                              COST              VALUE
- --     Fidelity Investments        Fidelity Magellan Mutual Fund Acc't                         $3,424,559        $4,285,185

 *     Connecticut General Life
       Insurance Company           Guaranteed "Long-term" Account                               3,365,602         3,365,602

 *     Connecticut General
       Life Insurance Company      Stock Market Index Account                                      38,568            51,162

 *     Connecticut General
       Life Insurance Company      Income and Growth Account                                       32,235            35,222

 *     Connecticut General
       Life Insurance Company      International Equity Account                                    74,993            82,282

 *     RMI Titanium Company        RMI Titanium Company
                                     Common Stock Account                                         179,577           307,740

- --     Participant Loans           Interest Rates High 15%, Low 8.5%                                  N/A           280,127
                                                                                                                 ----------
                                                                                                   TOTAL:        $8,407,320
                                                                                                                 ==========


                         * DESIGNATED PARTY-IN-INTEREST

                                  SCHEDULE II

                                   FORM 5500


              Item 27d - Schedule of Reportable (5%) Transactions


                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN


A. PURCHASES:


   Identity of                                  Purchased  Selling   Cost of   Current   Net Gain
   Party Involved       Description of Assets     Price     Price     Asset     Value    or (loss)
   ------------------   ---------------------   ---------  -------   -------   -------   ---------
 Fidelity Investments   Fidelity Magellan       $767,133     N/A    $767,133  $767,133     n/a

 Connecticut General    Guaranteed "Long-Term"   890,134     N/A     890,134   890,134     n/a
 Life Insurance Co.


B. SALES:

   Identity of                                  Purchased  Selling   Cost of   Current   Net Gain
   Party Involved       Description of Assets     Price     Price     Asset     Value     or loss
   ------------------   ---------------------   ---------  -------   -------   -------   --------
 Fidelity Investments   Fidelity Magellan          N/A    $650,858  $571,520  $650,858   $ 79,338

 Connecticut General    Guaranteed "Long-Term"     N/A     543,714   543,714   543,714      -0-
 Life Insurance Co.